Exhibit 99.1

NEWS RELEASE

PAR PACIFIC HOLDINGS ANNOUNCES OFFERING OF

CONVERTIBLE SENIOR NOTES

HOUSTON, June 15, 2016 – Par Pacific Holdings, Inc. (NYSE MKT: PARR) (“Par Pacific” or the “Company”) today announced that it intends to offer, subject to market and other conditions, $100 million aggregate principal amount of convertible senior notes due 2021 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The Company has also granted the initial purchasers an option to purchase, exercisable within a 30-day period beginning on the date on which the notes offering is priced, up to $15 million aggregate principal amount of additional notes.

The interest rate, initial conversion rate, redemption rights and other terms of the notes are to be determined upon pricing of the offering by negotiations between the Company and the initial purchaser of the notes. The notes will be unsecured, senior obligations of the Company, and interest will be payable semi-annually in arrears. The notes will be convertible into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election.

The Company intends to use the net proceeds of the proposed offering (including any proceeds from the exercise of the initial purchasers’ option to purchase additional notes) to finance a portion of the purchase price of the previously announced pending acquisition of Hermes Consolidated, LLC (d/b/a Wyoming Refining Company), to prepay $5 million of the outstanding principal amount of the term loan under its Delayed Draw Term Loan and Bridge Loan Credit Agreement and for general corporate purposes.

As a condition to any purchase of notes, each beneficial owner of the notes must agree in writing with the Company that until the earlier of (x) the date that is 10 calendar days following the pricing date for the contemplated subscription rights offering, if any, announced separately by the Company and (y) August 9, 2016 (such earlier date, the “cut-off date”), neither it nor any of its affiliates will, directly or indirectly: offer, pledge, sell, short sell or contract to sell any shares of the Company’s common stock; sell any option or contract to purchase any shares of the Company’s common stock; purchase any option or contract to sell any shares of the Company’s common stock; grant any option, right or warrant to purchase any shares of the Company’s common stock; otherwise transfer or dispose of or transfer any shares of the Company’s common stock; or enter into any swap or any other agreement that transfers, in whole or in part, the economic consequence of ownership of the Company’s common stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise (the foregoing activities, “share dispositions” and the foregoing restrictions, the “hedging restrictions”); provided, however, the foregoing hedging restrictions shall not apply to (1) any purchases, sales or exercises of the transferrable subscription rights issued in the subscription rights offering, if any or (2) any share dispositions by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates in connection with its (or any affiliate’s) ordinary course market-making, brokerage or other trading activity unrelated to trading of the notes. In addition, as a condition to any purchase of notes, each beneficial owner of the notes must agree in writing with the Company that it will not transfer any of its notes to any other party prior to the cut-off date unless that party agrees in writing with the Company to be bound by the hedging restrictions and this limitation on transfers, if and as applicable.

Neither the notes nor the issuance of any shares of common stock upon conversion or redemption of the notes have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Par Pacific Holdings

Par Pacific Holdings, Inc., based in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy and infrastructure businesses. Our business is organized into three primary segments of refining, retail and logistics located in Hawaii. Par Pacific also owns an equity investment in Laramie Energy, LLC, a joint venture entity focused on producing natural gas in Garfield Mesa and Rio Blanco Counties, Colorado. In addition, Par Pacific transports, markets and distributes crude oil from the Western United States and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise except as required by law. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Christine Thorp

Director, Investor Relations & Public Affairs

(832) 916-3396

cthorp@parpacific.com